UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2013

CNL Healthcare Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54685	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

CNL Healthcare Trust, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please see the disclosure under Items 2.01 and 2.03 herein, which is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets

Montecito Joint Venture

On January 14, 2013, CNL Healthcare Properties, Inc. (“us,” “we,” “our,” or the “Company”), through our operating partnership, CHP Partners LP, entered into the Framework Agreement with MMAC Berkshire L.L.C., a Delaware limited liability company (“Montecito”), an unaffiliated party, pursuant to which we and Montecito agreed to form CHP Montecito Partners I, LLC, a Delaware limited liability company (the “Montecito Joint Venture”) for the purpose of acquiring a medical office building (the “Claremont Medical Office”). The Claremont Medical Office is located in Claremont, California, 34 miles east of downtown Los Angeles. Constructed in 2008, the Claremont Medical Office consists of a single two-story building having a total net rentable area of 48,984 square feet and a total of 300 parking spaces.

On January 16, 2013, as contemplated by the Framework Agreement, a subsidiary of the Montecito Joint Venture, CHP Claremont CA Owner, LLC (“CHP Claremont CA”), was assigned the right to purchase a fee simple interest in the Claremont Medical Office from Claremont Venture I, LP. On the same date, CHP Claremont CA closed the acquisition for an aggregate purchase price of approximately $19.8 million; approximately $535,690 of which will be held in escrow until tenant occupation under two new leases.

In accordance with the Framework Agreement, we will pay Montecito an aggregate acquisition fee of $158,400 or 0.8% of the gross purchase price of the Claremont Medical Office. In addition, we paid our advisor an Investment Services Fee of $329,670 equal to 1.85% of the gross purchase price of the Claremont Medical Office at closing.

The purchase price of the Claremont Medical Office was funded by equity contributions of the joint venture partners of approximately $7.7 million and the proceeds of a loan from Regions Bank of approximately $12.9 million, each as described in further detail below.

The Claremont Medical Office is 89% occupied and leased under triple net leases to six tenants, anchored by the Pomona Valley Hospital Medical Center (“PVHMC”), a fully accredited 453-bed acute care hospital, which leases an aggregate of 37,871 square feet, or approximately 77% of the Claremont Medical Office net rentable area. Two new leases, one of which was executed at closing of the acquisition of the Claremont Medical Office and the other currently being negotiated, will bring occupancy to 96% and total tenants to seven. The PVHMC lease with respect to 35,596 square feet (the “Phase 1 and 2”) expires on April 30, 2019 and has four five-year options to extend the lease. The PVHMC lease with respect to 2,275 square feet (“Phase 3”), expires on April 30, 2019, and has one option to extend the term of the lease for an additional five years. The 2013 base annual rent for PVHMC in the aggregate is $1,150,342. Base rent for Phase 1 and 2 increases based on the change in the Consumer Price Index, while base rent for Phase 3 increases 3% annually. The other tenants are engaged in the provision of medical services.

In connection with the closing of the acquisition of the Claremont Medical Office on January 16, 2013, our affiliate, CHP Claremont Holding, LLC, a Delaware limited liability company, entered into the Limited Liability Company Agreement (the “Joint Venture Agreement”) with MMAC Berkshire Claremont L.L.C., a Delaware limited liability company (the “Montecito Claremont JV Partner”), an affiliate of Montecito. Pursuant to the Joint Venture Agreement, we funded a capital contribution of approximately $7.0 million for a 90% interest in the Montecito Joint Venture, and the Montecito Claremont JV Partner funded a capital contribution of approximately $771,549 for the remaining 10% interest in the Montecito Joint Venture. We are the managing member of the Montecito Joint Venture, subject to the approval of certain major decisions regarding the Montecito Joint Venture requiring unanimous consent of the members.

Generally, under the terms of the Joint Venture Agreement, operating cash flow will be distributed to us and the Montecito Claremont JV Partner on a pro rata basis. Upon the occurrence of a capital transaction, such as a sale of substantially all of the assets of the Montecito Joint Venture (a “Capital Transaction”), distributions would be allocated (i) first in accordance with each member’s percentage interest and then until each member has received a 10%

internal rate of return, compounded annually, on its respective investment in the Montecito Joint Venture; (ii) second, 80% to us and 20% to the Montecito Claremont JV Partner until we have received a 12% internal rate of return , compounded annually, on our investment in the Montecito Joint Venture; and (iii) thereafter, 70% to us and 30% to the Montecito Claremont JV Partner.

Subject to the consent of Regions Bank under the Credit Agreement referred to below, at any time after January 16, 2017, either member may make an all-cash offer to purchase all of the interests in the Montecito Joint Venture of the other member or to sell its entire interest in the Montecito Joint Venture to the other member. In the event of a notice from either member, the other member shall elect either to sell its interests to the other party or purchase the other member’s interests at a purchase price to be determined in accordance with the formula set forth in the Joint Venture Agreement that is based on the amount that such person would receive under the Joint Venture Agreement in the event that a Capital Transaction were to occur at such time at fair market value as determined by an independent appraiser.

In addition, in the event that we offer to sell any or all of our interests in the Montecito Joint Venture to a third party, then prior to such sale we must provide the Montecito Claremont JV Partner notice of such offer and permit the Montecito Claremont JV Partner to sell a percentage of its interests in the Montecito Claremont JV Partner to such third party. If the Montecito Claremont JV Partner exercises such tag-along rights, it will sell a portion of its interests equal to its percentage of the offered interests, and we will sell the balance of the offered interests to such third party. In the event the Montecito Claremont JV Partner offers to sell any or all of its interests in the Montecito Joint Venture to a third party, then prior to such sale we must be provided notice of such proposed transfer and the offering price for the Montecito Claremont JV Partner’s interests (the “Transfer Price”). In response to such notice, we may (i) accept the Transfer Price and pay the Montecito Claremont JV Partner for its interests the cash amount it would have received in a Capital Transaction less transfer expenses (the “ROFO Price”), (ii) reject the Transfer Price, in which case, the Montecito Claremont JV Partner would be free to sell its interests to the third party at the Transfer Price, or (iii) challenge the Transfer Price and engage a third party to appraise the Transfer Price and provide notice to the Montecito Claremont JV Partner of the appraisal. However, if we do not accept the Transfer Price, then subject to certain conditions, the Montecito Claremont JV Partner may sell its interests in the Montecito Joint Venture to a third party at a price equal or greater than the ROFO Price.

Pursuant to a Property Management Agreement between StoneCreek Investment Corporation, an affiliate of Claremont Venture I, LP (“StoneCreek”), and CHP Claremont CA dated January 16, 2013, the Claremont Medical Office will be managed by StoneCreek for a term of three years. StoneCreek will be paid a management fee equal to the greater of $4,500 per month or 4.5% of the gross monthly rents generated from the Claremont Medical Office.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

On January 16, 2013, CHP Claremont CA entered into a Credit Agreement with Regions Bank (the “Regions Bank Credit Agreement”) providing for a five-year credit facility in the maximum aggregate principal amount of $35 million (the “Regions Bank Credit Facility”), of which $12.5 million was funded in connection with the acquisition of the Claremont Medical Office and approximately $445,662 will be funded upon completion of certain tenant improvements to units of the Claremont Medical Office (the “Montecito Claremont Loan”).

The Montecito Claremont Loan bears interest at a rate equal to the sum of (i) LIBOR and (ii) 2.6% per annum, payable monthly, and matures on January 15, 2018 (the “Maturity Date”). From January 16, 2013 through July 16, 2014 (the “Interest Only Period”), all accrued and unpaid interest on the outstanding amount of the Montecito Claremont Loan is due and payable (i) on February 13, 2013, (ii) on each successive payment due date thereafter, and (iii) on the last day of the Interest Only Period. On the first payment due date immediately following the Interest Only Period and on each payment due date thereafter through the Maturity Date (the “Term Period”), the borrower will pay to Regions Bank: (i) all accrued and unpaid interest on the principal balance of the Montecito Claremont Loan; and (ii) a principal payment equal to the product of (i) a fraction, the numerator of which is one, and the denominator of which is the number of months during the Term Period, times (ii) the total of principal payments that would be made over such months, based on the monthly amortization of principal and interest on a hypothetical loan where (x) the principal indebtedness being amortized is equal to the principal indebtedness owing under the Montecito Claremont Loan as of the first day of the Term Period, (y) the interest rate during the amortization period is equal to 5% per annum, and (z) the amortization period is 360 months.

We have entered into a two-year forward, three-year swap with respect to $12.4 million of the Montecito Claremont Loan balance which will bear interest at a floating rate of LIBOR plus 2.6% for years one and two, and will then be subject to a fixed rate of 3.935% in years three through five. The principal balance of the Montecito Claremont Loan may be prepaid in whole or in part without penalty, except for any swap breakage fees.

The Regions Bank Credit Agreement contains affirmative, negative and financial covenants customary for the type of credit facility, including limitations on incurrence of additional indebtedness and debt service coverage requirements. The Regions Bank Credit Agreement is collateralized by a first priority mortgage on all real property of and improvements on the Claremont Medical Office, the assignment of all leases and rents due from the Claremont Medical Office, and the assignment of our rights under the Claremont Medical Office management agreement.

Pursuant to a Carveout Guaranty executed on January 16, 2013 in connection with the Montecito Claremont Loan, the Company has guaranteed certain “non-recourse” carveout obligations with respect to the Montecito Claremont Loan (the “Guaranteed Obligations”) and will be required to provide such guaranty with respect to any additional loan under the Regions Bank Credit Agreement; provided, however, that the Company’s liability under the Carveout Guaranty and any future guaranty of any additional loan shall be limited to an amount equal to 90% of the Guaranteed Obligations.

The Regions Bank Credit Agreement provides that the borrower can propose that Regions Bank make additional loans in the un-utilized amount of the Regions Bank Credit Facility for additional acquisitions of medical office buildings. In the event the borrower were to request such a loan in connection with the acquisition of a new medical office building, Regions Bank in its sole discretion has the right to approve or disapprove of such additional loan. If a new loan were approved, the terms and conditions of the new loan, which may not exceed 65% of the appraised value of the applicable medical office project, would be identical to those for the Montecito Claremont Loan and the borrower would pledge the real property, leases and rents and related contractual rights for such property. As of the date hereof, we have no commitments regarding additional acquisitions of medical office buildings by the Montecito Joint Venture or for additional financing under the Regions Bank Credit Agreement.

We will pay Regions Bank a commitment fee equal to $64,790.81 or 0.5% of the Montecito Claremont Loan. Any additional loan under the Regions Bank Credit Agreement will require payment of an additional commitment fee of 0.5% of the amount of such additional loan.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for the transaction described in Item 2.01 above will be filed in accordance with Article 11 of Regulation S-X under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits.

10.1	Framework Agreement dated as of January 14, 2013, between CHP Partners, LP and MMAC Berkshire, LLC (Filed herewith.)

10.2	Limited Liability Company Agreement dated January 16, 2013, of CHP Montecito Partners I, LLC (Filed herewith.)

10.3	Sale Agreement, as amended, dated November 9, 2012, between Claremont Venture I, L.P. and MMIC Acquisition Corporation (Filed herewith.)

10.4	Sale Agreement Assignment dated January 16, 2013, between MMIC Acquisition Corporation and CHP Claremont CA Owner, LLC (Filed herewith.)

10.5	Property Management Agreement dated January 16, 2013, between StoneCreek Investment Corporation and CHP Claremont CA Owner, LLC (Filed herewith.)

10.6	Credit Agreement dated January 16, 2013, between CHP Claremont CA Owner, LLC and Regions Bank (Filed herewith.)

10.7	Promissory Note ($12,958,162) of CHP Claremont CA Owner, LLC dated as of January 16, 2013, in favor of Regions Bank (Filed herewith.)

10.8	Deed of Trust and Security Agreement dated as of January 16, 2013, between CHP Claremont CA Owner, LLC and First American Title Insurance Company, as trustee, for the benefit of Regions Bank (Filed herewith.)

10.9	Carveout Guaranty dated January 16, 2013, made by CNL Healthcare Properties, Inc. and MMAC Berkshire, L.L.C. in favor of Regions Bank (Filed herewith.)

10.10	Holdback Escrow Agreement effective as of January 16, 2013, by and among Claremont Venture I, L.P., CHP Claremont CA Owner, LLC and First American Title Insurance Company (Previously filed as Exhibit 10.10 to Form 8-K filed January 17, 2013 and incorporated herein by reference.

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to, the factors detailed in our prospectus dated March 12, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; risks associated with the real estate markets in which the Company invests; risks associated with the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with its debt covenants; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; availability of proceeds from our offering of our shares; competition for properties and/or tenants in the markets in which the Company engages in business; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the Company’s ability to make necessary improvements to properties on a timely or cost-efficient basis; defaults on or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; unknown liabilities in connection with acquired properties or liabilities caused by property managers or operators; the Company’s failure to successfully manage growth or integrate acquired properties and operations; material adverse actions or omissions by any joint venture partners, if applicable; increases in operating costs and other expense items and costs, uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding or potential litigation; risks associated with the Company’s tax structuring; the Company’s failure to qualify and maintain its status as a real estate investment trust and the Company’s ability to protect its intellectual property and the value of its brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward looking-statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013		CNL HEALTHCARE PROPERTIES, INC.
a Maryland Corporation

	By:	/s/ Joseph T. Johnson
Joseph T. Johnson
Chief Financial Officer, Senior Vice President and Treasurer